As filed with the Securities and Exchange Commission on July 29, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

P.O. Box 4030, NH353, Golden, Colorado, United States 1555 Notre Dame Street East, Montréal, Québec, Canada	80401 H2L 2R5
(Address of Principal Executive Offices)	(Zip Code)

MOLSON COORS BEVERAGE COMPANY INCENTIVE COMPENSATION PLAN

(FORMERLY MOLSON COORS BREWING COMPANY INCENTIVE COMPENSATION PLAN)

(Full title of the plan)

E. Lee Reichert

Chief Legal & Government Affairs Officer

P.O. Box 4030, NH353

Golden, Colorado 80401

(Name and address of agent for service)

(303) 279-6565

(Telephone number, including area code, of agent for service)

Copy to:

Jason Day

Perkins Coie LLP

1900 Sixteenth Street, Suite 1400

Denver, Colorado 80202

(303) 291-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)(2)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class B Common stock, par value $0.01 per share	3,500,000 shares	$50.05	$175,175,000	$19,112

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of the Registrant's Class B common stock as may become issuable under the Molson Coors Beverage Company Incentive Compensation Plan upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $50.05 per share represents the average of the high and low prices of our Class B common stock as reported by the New York Stock Exchange on July 22, 2021.

EXPLANATORY NOTE

Molson Coors Beverage Company (the “Registrant”) previously filed a Registration Statement on Form S-8 (File No. 333-124140) registering 10,000,000 (post-split) shares of the Registrant’s Class B common stock under the Molson Coors Beverage Company Incentive Compensation Plan (formerly the Molson Coors Brewing Company Incentive Compensation Plan, the “Plan”) on April 18, 2005, a Registration Statement on Form S-8 (File No. 333-166521) registering an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan on May 5, 2010, and a Registration Statement on Form S-8 (File No. 333-183243) registering an additional 5,000,000 shares of the Registrant’s Class B common stock under the Plan on August 10, 2012.  The Registrant hereby incorporates by reference the contents of such previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement on Form S-8.

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 3,500,000 shares of the Registrant’s Class B common stock under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)            the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 11, 2021;

(b)            the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021, filed with the Commission on April 29, 2021 and July 29, 2021, respectively;

(c)            the Registrant's Current Reports on Form 8-K filed with the Commission on February 19, 2021, March 11, 2021 and May 28, 2021; and

(d)            the description of the Registrant’s Class B common stock filed as Exhibit 4.18 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on February 12, 2020, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, other than any information the Registrant furnishes, rather than files, with the Commission, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

Exhibits (including those incorporated by reference):

Exhibit Number	Description of Document

4.1	Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 2019 filed on February 12, 2020).

4.2	Fourth Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on January 2, 2020).

5.1*	Opinion of Perkins Coie LLP.

10.1	Molson Coors Beverage Company Incentive Compensation Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2021).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Perkins Coie LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages hereof).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 29th day of July, 2021.

MOLSON COORS BEVERAGE COMPANY

By:	/s/ Tracey I. Joubert
Name: Tracey I. Joubert
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Tracey I. Joubert and E. Lee Reichert, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gavin D.K. Hattersley Gavin D.K. Hattersley	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2021

/s/ Tracey I. Joubert Tracey I. Joubert	Chief Financial Officer (Principal Financial Officer)	July 29, 2021

/s/ Roxanne M. Stelter Roxanne M. Stelter	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 29, 2021

/s/ Peter H. Coors Peter H. Coors	Chair	July 29, 2021

/s/ Andrew T. Molson Andrew T. Molson	Vice Chair	July 29, 2021

/s/ Julia M. Brown Julia M. Brown	Director	July 29, 2021

/s/ David S. Coors David S. Coors	Director	July 29, 2021

/s/ Roger G. Eaton Roger G. Eaton	Director	July 29, 2021

/s/ Mary Lynn Ferguson-McHugh Mary Lynn Ferguson-McHugh	Director	July 29, 2021

/s/ Charles M. Herington Charles M. Herington	Director	July 29, 2021

/s/ Geoffrey E. Molson Geoffrey E. Molson	Director	July 29, 2021

/s/ Nessa O'Sullivan Nessa O'Sullivan	Director	July 29, 2021

/s/ H. Sanford Riley H. Sanford Riley	Director	July 29, 2021

/s/ Douglas D. Tough Douglas D. Tough	Director	July 29, 2021

/s/ Louis Vachon Louis Vachon	Director	July 29, 2021

/s/ James A. Winnefeld, Jr James A. Winnefeld, Jr.	Director	July 29, 2021